Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated January 28, 2009 (except for Note O as to which the date is October 6, 2009), with respect to the consolidated financial statements of Motorsports Authentics, LLC as of November 30, 2008 and 2007, and for each of the three years in the period ended November 30, 2008 (which report expressed an unqualified opinion and contains an explanatory paragraph relating to substantial doubt about Motorsports Authentics, LLC’s ability to continue as a going concern) which is incorporated by reference in this Current Report on Form 8-K of Speedway Motorsports, Inc. We hereby consent to the incorporation by reference of said report in the Registration Statements of Speedway Motorsports, Inc. on Forms S-8 (File No. 333-69616, effective October 9, 2001; File No. 333-49027, effective April 24, 2008; File No. 333-69618, effective October 9, 2001; File No. 333-89496, effective April 24, 2008; File No. 333-114965, effective April 24, 2008; File No. 333-114969, effective April 24, 2008; File No. 333-150418, effective April 24, 2008).

/s/ GRANT THORNTON LLP

Charlotte, North Carolina

October 6, 2009